SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – July 24, 2003 (Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13696	31-1401455
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	Zip Code

(513) 425-5000

Registrant’s telephone number, including area code:

Item 5.	Other Events.

On July 24, 2003, AK Steel Corporation entered into a credit agreement with a syndicate of lenders for a $400 million, five-year senior secured revolving credit facility. Borrowings under the facility will be used for general corporate purposes. AK Steel’s obligations under the facility will be secured by all of its inventories and proceeds thereof and will be guaranteed by its parent company and three of its subsidiaries. Availability of borrowings under the facility from time to time is subject to a borrowing base calculation based on a valuation of AK Steel’s respective eligible inventories (including raw materials, finished and semi- finished goods and work-in-process inventory) multiplied by an applicable advance rate. Borrowings will bear interest at a base rate or (at AK Steel’s option) LIBOR, plus an applicable margin ranging from 1.25% to 1.75% per annum in the case of base rate borrowings, and 2.25% to 2.75% per annum in the case of LIBOR borrowings, according to the monthly average availability of borrowings under the facility. In addition, AK Steel is required to pay a commitment fee on the undrawn commitments under the facility from time to time at an applicable rate ranging from 0.375% to 0.75% per annum according to the average quarterly borrowings outstanding under the facility. The facility contains representations and warranties, affirmative, restrictive and financial covenants and events of default (applicable to AK Steel, its parent company and its subsidiaries) which are customary for credit facilities of this type. Credit Suisse First Boston acted as lead arranger and book running manager, and is serving as administrative agent for the facility. Copies of the credit agreement documents for the facility are attached hereto as exhibits and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

4.1	Credit Agreement dated as of July 24, 2003, among AK Steel Holding Corporation, as Guarantor, AK Steel Corporation, as Borrower, The Lenders Listed Therein, as Lenders, Credit Suisse First Boston, acting through its Cayman Islands branch, as Administrative Agent, General Electric Capital Corporation, as Syndication Agent and Collateral Agent, and The CIT Group/Business Credit, Inc., Bank One, NA, and Congress Financial Corporation as Co-Documentation Agents

4.2	Intercreditor Agreement dated as of July 24, 2003 among PNC Bank, National Association, as Purchaser Agent, Credit Suisse First Boston, acting through its Cayman Islands branch, as Lender Administrative Agent, General Electric Capital Corporation, as Lender Collateral Agent, AK Steel Receivables LTD, as Transferor, and AK Steel Corporation, as Servicer and Originator, and as Company

4.3	Security Agreement dated as of July 24, 2003, among AK Steel Corporation, Credit Suisse First Boston, acting through its Cayman Islands branch, as Administrative Agent, and General Electric Capital Corporation, as Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ BRENDA S. HARMON
Brenda S. Harmon
Secretary

Dated: July 30, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	Credit Agreement dated as of July 24, 2003, among AK Steel Holding Corporation, as Guarantor, AK Steel Corporation, as Borrower, The Lenders Listed Therein, as Lenders, Credit Suisse First Boston, acting through its Cayman Islands branch, as Administrative Agent, General Electric Capital Corporation, as Syndication Agent and Collateral Agent, and The CIT Group/Business Credit, Inc., Bank One, NA, and Congress Financial Corporation as Co-Documentation Agents

4.2	Intercreditor Agreement dated as of July 24, 2003 among PNC Bank, National Association, as Purchaser Agent, Credit Suisse First Boston, acting through its Cayman Islands branch, as Lender Administrative Agent, General Electric Capital Corporation, as Lender Collateral Agent, AK Steel Receivables LTD, as Transferor, and AK Steel Corporation, as Servicer and Originator, and as Company

4.3	Security Agreement dated as of July 24, 2003, among AK Steel Corporation, Credit Suisse First Boston, acting through its Cayman Islands branch, as Administrative Agent, and General Electric Capital Corporation, as Collateral Agent